UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, perpetual preferred stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

CNB Financial Corporation (the “Corporation”) (NASDAQ: CCNE), the parent company of CNB Bank, will conduct a presentation on April 18, 2023 at the 2023 Annual Meeting of Shareholders. The presentation will also be posted on the Corporation’s website at https://cnbbank.q4ir.com/events-and-presentations/default.aspx. A copy of the presentation is furnished hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Investor Presentation, dated April 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: April 18, 2023	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer